Exhibit 10.9

Applicable to office buildings

House Leasing Contract

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Contents

● A rental housing situation	4
● Two leasing purposes:	5
● Three delivery dates and delivery procedures	6
● Article 4 Renewal and Priority Lease	7
● Five rental, management, and other expenses	8
● Six Articles of Deposit and Payment	11
● Article 7: Party B’s Decoration Project	13
● Article 8 Requirements for the Use of the Property and Repair Responsibilities	14
● Nine Articles of Business and Promotion	18
● Article 10: Return of the Property	18
● Article 11: Subleasing, Transfer, and Exchange	21
● Article 12 Insurance Liability	21
● Article 13 Obligations of Party A	23
● Article 14 Obligations of Party B	24
● Article 15 Conditions for Termination of this Contract	28
● Sixteen Disclaimers	29
● Article 17 Liability for Breach of Contract	31
● 18 Confidentiality Articles	34
● Article 19 Applicable Law and Dispute Resolution	34
● Article 20 Other Terms and Conditions	34
Attachment 1 Floor Plan	37
Attachment 2: Details of the Property	37
Annex 3 Rent, Other Expenses and Payment under this Contract	38
Attachment 4 “Owner/Tenant Unit Equipment Handover Form” and “Building Acceptance Confirmation Letter”	42
Attachment 5 Customer Deduction Authorization Letter	44
Attachment 6 Green Lease Advocacy Contract	45

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Gubei SOHO House Leasing

Contract

(Contract number: 23080042)

This Gubei SOHO House Leasing Contract is signed by the following parties on the date of electronic signature by all parties (hereinafter referred to as the “Signing Date”):

Contracting parties:

Party A (lessor): Shanghai Changkun Real Estate

Development Co., Ltd.

Legal representative: Shiyi Pan

Registered address: Room 504, Building 8, No. 33 Guangshun Road,

Changning District, Shanghai

Contact address: 32/F, Building C, Bund SOHO, No. 88 Zhongshan Second Road,

Huangpu District, Shanghai

Contact person: Hongyan Pan

Phone: 15618751060

E-mail: panhongyan@sohochina.com

Party B (lessee): Shanghai Zhangyang Supply Chain Management Co., Ltd.

Legal representative: Yin Zhang

Unified Social Credit Code: 91310107MA1G1CN670

Registered address: No. 629 Changzhong Road, Fengxian District, Shanghai

Contact address: Room 2701, No. 188 Hongbaoshi Road, Changning District, Shanghai

Contact person: Yin Zhang

Phone: 13916211017

E-mail: 484262506@qq.com

Party C (Property Management Company): Beijing Sohou Property Management Co., Ltd. Shanghai No.9 Branch

Legal Representative: Jin Xu

Registered address: Room 504, Building 8, No. 33 Guangshun Road, Changning District, Shanghai

Contact address: No. 188 Hongbaoshi Road, Changning District, Shanghai

Contact person: Customer Service Department

Phone:	021-31765888
E-mail

(Party A, Party B, and Party C are individually referred to as a “Party” and collectively referred to as “Parties”.)

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According to the relevant laws and regulations of the People’s Republic of China (hereinafter referred to as “the relevant laws and regulations”), all parties, on the basis of equality, voluntariness, fairness, and good faith, have reached a consensus through consultation to enter into this Gubei SOHO House Lease Contract (hereinafter referred to as “this Contract”) regarding Party B’s rental of the house that Party A can legally rent out and the provision of property management services by Party C.

● Article 1. Condition of the rented house

Party A hereby agrees to rent out to Party B the Gubei SOHO (hereinafter referred to as the “Building”) located at No. 188 Hongbaoshi Road, Hongqiao Road Street, Changning District, Shanghai, at Room 2701 (hereinafter referred to as the “House”), in order to avoid doubt: The actual floor of the house is 023, while its nominal floor is 027. The decoration, equipment, or any other items (if any) provided by Party A as listed in Annex 4. The lease term for Party B to lease the house is listed in Annex 2, and during entire lease period (as defined in Article 5 of Annex 2 of this contract), Party B shall pay the rent, management fees, and other expenses listed in Annex 3. Party A has presented the “Real Estate Ownership Certificate” (Certificate No.: Hu (2019) Changzi Real Estate Ownership No. 009891) of the house to Party B. The purpose of this house is for office use, and its structure is steel-concrete. Party B hereby agrees to rent the house and use it for the purposes specified in this contract. The floor and room numbers of the house are nominal numbers designated by Party A, rather than strictly arranged according to actual numerical numbers. Party B only has the right to use the part within the scope of the exterior wall of the house. The exterior wall of the house, including the outer wall between the house and public areas or other units, shall be managed and benefited from by Party A or Party C.

1.1	The location and scope of the house are detailed in Annex 1 of this contract, which is marked on the floor plan. However, this floor plan is only for the convenience of Party B’s identification and shall not be used for any other purpose such as measuring or determining the area of the house. The building area of the house (hereinafter referred to as the “leased area”) is detailed in Annex 2 of this contract

1. All parties hereby agree to use the leased area as the basis for calculating the rent (as defined in Article 5.1), Management Fee (as defined in Annex 3, Article 2 of this Agreement), and any amount calculated based on the leased area, shall not be adjusted for rent, management fee, or other expenses of the property due to any difference or discrepancy between the leased area and the evaluation or measurement results of the property by any person, organization, or government department.

1.2	Party A, as the real estate owner of the property, signs this contract with Party B and Party C. Party A has informed Party B before signing this contract that room 2701 of the house has been mortgaged. Party A may mortgage the house on its own without the verbal or written consent of Party B. Party A shall not assume any form of compensation or liability to Party B for the mortgage of the house.

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● Article 2. leasing purpose

2.1	Party B undertakes to lease the property solely for office use.

2.2	During the lease term (as defined in Article 5 of Annex 2 of this contract), Party B shall not change the use of the property without prior written consent from Party A and approval from relevant government departments.

2.3	If Party B is a non-natural person, Party B shall provide Party A with two copies of the business license stamped with Party B’s official seal on or before the signing date. Party B shall ensure the above-mentioned certificates and licenses are continuously valid and updated in a timely manner during the lease term. If Party B uses the house for the industrial and commercial registration procedures of Party B’s newly established company (hereinafter referred to as “the newly established company”, the name of the newly established company shall be based on the company name recorded in the business license of the newly established company), Party B shall provide Party A with photocopies of the business license signed by Party B and stamped with the official seal of the newly established company within ten (10) working days from the date of issuance of the new company business license (in duplicate). Party B also guarantees that within ten (10) working days from the date of issuance of its business license, the newly established company shall sign a lease contract transfer agreement (hereinafter referred to as the “Transfer Agreement”) with Party B, Party A, and Party C for the lease of the property, provided by Party A, in order to achieve the purpose of Party B transferring all its rights and obligations under this contract to the newly established company. After the signing of the transfer agreement by Party A, Party B, Party C, and the newly established company, Party B shall still bear irrevocable joint and several guarantee responsibility for the performance of all obligations under this contract by the newly established company. The security deposit paid by Party B under this contract shall automatically be converted into the security deposit paid by the newly established company to Party A and Party C under this contract when the transfer agreement is legally established and takes effect. After Party B returns the deposit receipt under this contract to Party A and Party C, Party A and Party C will issue a new deposit receipt to the newly established company. If the newly established company obtains the qualification of value-added tax general taxpayer, Party B shall cause the newly established company to provide Party A with two copies of proof documents (in duplicate) that meet Party A’s requirements and are stamped with the official seal of the newly established company, within ten (10) working days from the date of obtaining the qualification of value-added tax general taxpayer.

For the avoidance of doubt, if Party B has any unused part or all of the decoration period under this contract (as defined in Article 4 of Annex 2), Party A shall provide the newly established company with the same decoration period as the unused decoration period under the transfer agreement.

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If the newly established company is not established during the lease term (marked by whether the business license of the newly established company has been issued) or if for any reason the transfer agreement is not signed, established and effective by the newly established company, Party B shall continue to fulfill its obligations and enjoy its rights under this contract. If for the purpose of leasing registration procedures, it is necessary for Party A, Party C, and the newly established company to enter into a new leasing contract separately, Party B shall also urge the newly established company to sign a new leasing contract with Party A and Party C in a version provided by Party A. Except for making corresponding adjustments to the lessee, delivery date, lease term, delivery conditions (if applicable), and other terms deemed necessary by Party A, other provisions of the new lease contract shall be consistent with the provisions of this contract. For the avoidance of doubt, unless otherwise explicitly stipulated in the new lease contract, the new lease contract is only used for handling the lease registration procedures and does not serve as the basis for the actual performance of the rights and obligations of all parties. The rights and obligations of all parties shall still be subject to the provisions of this contract.

● Article 3. Delivery date and delivery procedures

3.1	Party B has conducted a detailed on-site inspection of the property before signing this contract. The signing of this contract by Party B shall be deemed that Party B has fully understood the current situation of the house (including but not limited to the existing decoration and facilities of the house) and expressed satisfaction and acceptance of the current situation of the house.

For the avoidance of doubt, both parties hereby agree:

Party A and/or Party C shall delivery the house to Party B with house conditions on the delivery date (including but not limited to the decoration repairs, ancillary facilities and equipment of the house), and Party B shall receive the house in its condition as of the delivery date. The decoration, ancillary facilities and equipment condition of the house on the delivery date shall be based on the content stated in the “Owner/Tenant Unit Equipment Handover Form” signed by Party B and Party C in accordance with Article 3 of Annex 2 of this contract and the “Building Acceptance Confirmation Form” signed by Party B; and after Party A delivers the house to Party B in its condition as of the delivery date, Party B shall fulfill all relevant obligations regarding the house (including but not limited to the decoration, ancillary facilities, and equipment of the house) in accordance with the provisions of this contract (including but not limited to the maintenance obligations described in Article 8 of this contract).

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3.2	The agreement between the parties regarding the delivery date of the property is detailed in Article 3 of Annex 2 to this contract. If Party B fails to complete the signing of the deduction authorization letter and related documents in accordance with the provisions of Article 5.5 (1) of this contract and opens a special account (as defined in Article 5.5 (1) of this contract) at the bank designated by Party A (as defined in Article 5.5 (1) of this contract), or fails to fully pay all the security deposits (as defined in Article 3 of Annex 3 of this contract), the initial rent and its value-added tax that Party B should pay in accordance with the provisions of this contract, the first installment management fee and its value-added tax (as defined in Article 4 of Annex 3 of this contract) required to be paid by Party C, as well as any other payable amount (as defined in Article 5.5 of this contract) and its value-added tax, Party A has the right to refuse to deliver the house to Party B and shall not be deemed as a breach of contract, nor shall it bear any form of liability for breach of contract.

3.3	Party B shall go to Party C on the delivery date to handle the delivery procedures of the house without the need for further notice from Party A. If Party B fails to go to Party C on its own to handle the delivery procedures of the house on the delivery date in accordance with the aforementioned agreement, Party A has the right to deduct from the decoration period of Party B the total number of days from the delivery date to the actual completion date of the delivery procedures (marked by Party C and Party B signing the “Owner/Tenant Unit Equipment Transfer Form” and Party B signing the “Building Acceptance Confirmation Form” for the delivery of the house, and the “Owner/Tenant Unit Equipment Transfer Form” and “Building Acceptance Confirmation Form”, with reference format detailed in Annex 4 of this contract). In such cases, Party B shall pay the management fee, value-added tax, additional air conditioning fees, and value-added tax that Party B should pay to Party C according to this contract from the payment date). All other expenses and their value-added tax, and bear the liability for breach of contract under this contract.

3.4	If Party B fails to go to Party C to handle the delivery procedures of the house within ten (10) working days from the delivery date, Party A has the right to notify Party B in writing to unilaterally terminate this contract in advance and require Party B to bear the liability for breach of contract in accordance with Article 17.3. If the liquidated damages paid by Party B are not enough to compensate for Party A’s losses, Party A has the right to continue to pursue compensation.

● Article 4. Terms of renewal and priority lease

4.1	If Party B fails to submit a written renewal application to Party A at least six (6) months prior to the expiration date of the lease term (as defined in Article 5 of Annex 2 to this Agreement), or if Party B submits a written renewal application at least six (6) months prior to the expiration date of the lease term but all parties fail to renew the lease and sign a renewal agreement at least three (3) months before the expiration date, it shall be deemed that Party B has waived the renewal of the house and this contract shall terminate on the expiration date of the lease term, starting from the expiration date of the lease term, Party A has the right to reclaim the house, and Party B shall return the house to Party A in accordance with the provisions of this contract.

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4.2	If Party A intends to lease the property to a third party after the lease term expires, Party A shall send a “Notice of Priority Lease” to Party B within a reasonable period of time, and Party B shall enjoy the priority lease right under the same conditions. For the avoidance of doubt, (1) the aforementioned equivalent conditions include but are not limited to: rent, lease term, decoration period/rent free period, lease area, payment method and payment cycles of deposit, rent and management fees, and other contents that affect the rights and obligations of all parties; (2) If the lease term of this contract expires and Party B has returned the house to Party A, Party B shall no longer have the priority right to lease the house.

4.3	Party B shall reply in writing within 7 days from the date of receiving the “Notice of Priority Lease” sent by Party A whether to exercise or waive the priority lease right. If Party B fails to respond within the time limit, it shall be deemed that Party B has waived the priority lease right of the house.

4.4	If Party B requests to exercise the priority lease right, within 15 days after receiving the Priority Lease Notice Letter sent by Party A, Party B shall sign a renewal contract with Party A and Party C, which shall be provided by Party A and shall specify the same conditions. Otherwise, Party B shall be deemed to have waived the priority right to lease the property.

4.5	Party B agrees that if any of the circumstances under Article 17.2 occur, Party B shall not have the priority right to lease the house (regardless of whether Party A has sent Party B a notice of renewal, renewal notice, priority lease notice, or other similar notices).

● Article 5. Rental, management, and other expenses

5.1	During the lease term, Party B shall pay Party A the rent (hereinafter referred to as “Rent”) and its value-added tax as listed in Article 1 of Annex 3 of this contract, and Party A shall issue tax invoices to Party B within five (5) working days after receiving it.

If Party B is a general taxpayer of value-added tax and requests Party A to issue a value-added tax special invoice for rent ,on or before the day when Party A receives the rent, Party B shall provide Party A with two copies of proof documents that meet Party A’s requirements and are stamped with Party B’s official seal to prove its qualification as a general taxpayer of value-added tax. Otherwise, Party A has the right not to issue a value-added tax special invoice.

5.2	During the lease term, Party B shall pay Party C the management fee and its value-added tax listed in Article 2 of Annex 3 of this contract, as well as other fees and value-added tax that should be paid by Party B to Party C according to the provisions of this contract. In order to maintain the management quality of the building, Party A or Party C has the right to notify Party B in writing ten (10) working days in advance of the actual operating costs during the lease term to adjust the management fee. Party B shall pay the management fee according to the adjusted management fee standard in accordance with the requirements of the written notice delivered by Party A or Party C to Party B. For the avoidance of doubt, the adjustment of management fees by Party A or Party C shall generally apply to all tenants within the building.

5.3	From the date of delivery, all utility fees (hereinafter referred to as “utility fees”, including but not limited to water, electricity, heating, additional air conditioning, gas, telephone, and communication fees) incurred by Party B due to the use of the house shall be borne by Party B. Party B shall pay the above-mentioned fees and their value-added tax in accordance with the deadline and method stipulated by Party C.

5.4	Unless otherwise agreed in this contract, all parties to this contract are obliged to bear and pay the taxes and fees they are required to pay in accordance with relevant laws and regulations for this contract or its performance. Any costs and expenses related to this contract or arising from the signing, performance, and termination of this contract, which are not explicitly stipulated in this contract or by relevant laws and regulations to be borne by Party A, shall be borne by Party B. Party B shall also report and pay taxes on its own business activities.

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5.5	Payment method

Party B agrees and complies with the bank deduction policy formulated by Party A. Party B shall sign a deduction authorization letter and related documents as required by Party A on or before the delivery date, and open a bank account (hereinafter referred to as the “special account”) at the bank designated by Party A (hereinafter referred to as the “bank designated by Party A”) to fulfill the payment obligations under this contract. Without the consent of Party A, Party B shall not terminate or revoke its deduction authorization letter to the bank designated by Party A. Otherwise, Party A has the right to terminate this contract in advance in accordance with the provisions of Article 17.2 of this contract, and Party B shall bear the liability for breach of contract in accordance with the provisions of this contract (including but not limited to Article 17.3 of this contract).

During the lease term, except for the first rent and its value-added tax, as well as the first management fee and its value-added tax, Party B shall deposit the rent and its value-added tax, management fee and its value-added tax for the next calendar month in full to the special account on or before the 25th day of each calendar month, as well as all other payments that should be made under this contract (hereinafter referred to as “payable”), including but not limited to rent, management fee, penalty, and public utilities. The bank, on behalf of Party A and Party C, shall directly deduct the rent and its value-added tax, management fees and their value-added tax, as well as all other payable amounts and their value-added tax, payable by Party B in the current period from the special account.

Only when Party B timely and fully deposits the current payable amount and its value-added tax into the special account in accordance with Article 5.5 (1) of this contract, and the bank deducts the full amount, the corresponding payment obligations of Party B under this contract shall be deemed to have been fulfilled. If Party B fails to timely and fully deposit the current payable amount and its value-added tax into the special account in accordance with Article 5.5 of this contract, resulting in the inability of the bank to deduct the full amount (for the avoidance of doubt, if the balance of the special account is lower than Party B’s current payable amount and its value-added tax), such behavior of Party B shall be deemed as failure to fulfill corresponding payment obligations in accordance with the provisions of this contract, and Party B shall bear corresponding breach of contract liability in accordance with the provisions of this contract.

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If the starting date of rent is not the first day of the corresponding calendar month and/or the expiration date or early termination date of the lease term (as defined in Article 17.6 of this contract) is not the last day of the corresponding calendar month, the rent and value-added tax of the calendar month where the starting date of rent and/or the expiration date or early termination date of the lease term is located shall be calculated based on the actual number of days of the lease term in that calendar month. If the first and/or last calendar month of the lease term is not a complete calendar month, the management fee and value-added tax for the corresponding calendar month shall be calculated based on the proportion of the actual number of days of the lease term in that calendar month to the total number of days in that calendar month.

If the rent is increased according to the provisions of this contract and/or Party C notifies Party B in writing of the increase in management fee amount, and the day of rent increase and/or management fee increase is not the first day of the corresponding calendar month, the rent and value-added tax for the corresponding non full month period shall be calculated for the two periods before and after the rent increase (as defined in Article 1.1 of Annex III to this contract) from the day of rent increase in the corresponding calendar month; The management fee and its value-added tax for the calendar month on the day of the management fee increase shall be calculated separately based on the proportion of the actual number of days before and after the management fee increase to the total number of days in that calendar month.

(2) The first installment of rent and its value-added tax shall first be used to offset the rent and its value-added tax in the Gregorian month from the date of rent calculation, and the offset balance (if any) shall be used to pay the rent and value-added tax for the next Gregorian month. Party B shall pay the balance of the rent and value-added tax for the next Gregorian month after the aforementioned offset in accordance with the provisions of Article 5.5 (1) of this contract.

The initial management fee and its value-added tax shall first be used to offset the management fee and its value-added tax in the calendar month where the payment date is located, and the offset balance (if any) shall be used to pay the management fee and its value-added tax in the next calendar month. Party B shall pay the balance of the management fee and its value-added tax in the next calendar month after the aforementioned offset in accordance with the provisions of Article 5.5 (1) of this contract.

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(3) Party B promises to strictly abide by the provisions on rent and its value-added tax, management fees and their value-added tax, as well as any other fees and their value-added tax listed in Article 1, Article 2, Article 3, and Article 4 of Annex 3 to this contract. Party B shall not delay or deduct the rent and its value-added tax, management fees and their value-added tax, as well as any other payable amount and its value-added tax that should be paid to Party A and/or Party C for any reason. All banking fees incurred by Party B in fulfilling its payment obligations under this contract shall be borne by Party B. However, Party A shall bear the banking fees incurred by Party A’s designated bank in fully deducting the amounts payable by Party B under this contract and its value-added tax.

(4) If Party B delays payment of any payable amount (hereinafter referred to as “unpaid amount”) and its value-added tax under this contract, without affecting any other rights of Party A under this contract, Party B shall pay Party A and/or Party C a penalty of 0.1% of the unpaid amount per day. If Party B delays payment of any utility fees (including but not limited to water, electricity, gas, telephone, and communication fees), Party B shall pay Party A and/or Party C a penalty of 0.1% of the unpaid amount per day. Any liquidated damages, late fees, or fines arising from (fees) shall be borne by Party B on its own. If this causes losses to Party A and/or Party C, Party B shall also compensate.

(5) The liquidated damages mentioned in Article 5.5 (4) of this contract shall be calculated from the date of payment of the relevant unpaid items and their value-added tax, until the date when the bank designated by Party A successfully deducts the unpaid items and their liquidated damages and value-added tax payable by Party B under this contract.

(6) The claim or collection of liquidated damages by Party A from Party B in accordance with the provisions of this contract shall not prejudice or affect the exercise of any other rights granted by Party A under this contract (including but not limited to the right to reclaim the property).

(7) If, due to reasons not attributable to Party B (including but not limited to internal system failures of the bank designated by Party A), Party B is unable to pay the rent and its value-added tax, management fees and their value-added tax, as well as other fees and their value-added tax payable under this contract through a special account, Party B shall still pay the rent and its value-added tax, management fees and their value-added tax, and other fees and their value-added tax payable under this contract to Party A’s account and/or Party C’s account (as defined in Article 6 of Annex 3 to this contract) in accordance with Party A’s written notice.

● Article 6. Deposit and Payment

6.1	Party B shall pay the deposit within five (5) working days from the signing date. During the lease term, the deposit equal to three (3) months of monthly rent (as defined in Article 1.1 of Annex III of this contract) and the portion of the value-added tax deposit (hereinafter referred to as the “Rent Deposit”) shall be paid to Party A and shall be kept by Party A The management fee and its value-added tax deposit, which is equivalent to three (3) months, shall be paid to Party C and kept by Party C. Neither Party A nor Party C shall pay interest on the security deposit to Party B. Party B shall not use the deposit to offset the rent and its value-added tax, management fees and their value-added tax payable under this contract, as well as any other payable amount and its value-added tax. For the avoidance of doubt, the security deposit stipulated in Article 6.1 of this contract does not include the decoration deposit stipulated in Article 7.5 of this contract.

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6.2	If Party B fails to pay any payable amount under this contract on time, violates, fails to comply with, or fails to perform any obligations under this contract, Party A and/or Party C shall have the right to directly deduct the security deposit paid by Party B to Party A and/or Party C, without affecting any other rights that Party A and/or Party C may exercise under this contract for such violation, failure to comply or failure, to offset the unpaid payable amount of Party B and compensate Party A and/or Party C for all losses and damages suffered by Party A and/or Party C due to such breach. Within fifteen (15) working days from the date when Party A and/or Party C complete the aforementioned deduction and issue a written notice to Party B to make up the security deposit, Party B shall make up the deducted security deposit in one lump sum and deposit it in Party A’s account and/or Party C’s account. Otherwise, Party A has the right to immediately terminate this contract unilaterally and reclaim the property, and Party A and/or Party C also have the right to confiscate the balance of the security deposit, and Party B shall still make up the difference in the security deposit to Party A and/or Party C.

6.3	During the lease term, if the rent increases in accordance with the provisions of this contract and/or if Party C notifies Party B in writing of an increase in the amount of management fees, the amount of the security deposit shall also increase accordingly. Party B shall make up the security deposit in full within fifteen (15) working days from the date when the rent increases in accordance with the provisions of this contract and/or Party C notifies Party B in writing of an increase in the amount of management fees.

6.4	As of the expiration date or early termination date of the lease term, if Party B (1) has not committed any breach of contract as stipulated in this contract; (2) The house has been returned, the registered address has been canceled or relocated, and other business license related certificates have been canceled or changed in accordance with the standards stipulated in Article 10 of this contract (if needed) all payable and unpaid items (including but not limited to all unpaid rent, penalty management fees, and utility fees during the lease term) and their value-added tax have been paid in full; And (3) if all other obligations that Party B should fulfill under this contract (including but not limited to receipt of refund of security deposit, etc.) have been completed, Party A and Party C shall return the deposit to Party B without interest within thirty (30) days from the date when all the aforementioned conditions are met

6.5	If Party A sells or transfers the property to a third party, all rights and obligations of Party A under this contract shall be enjoyed and assumed by the third party, and Party A and Party C have the right to transfer the security deposit to the third party, and Party B has no objection to this.

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● Article 7 Party B’s Decoration Engineering

7.1	Party B undertakes to strictly comply with to all relevant provisions under this contract (including but not limited to Article 7) during the period of any form of decoration or renovation of the house (including but not limited to Party B’s internal decoration, re decoration, partition, construction, renovation, addition, installation or replacement of facilities or equipment, etc.)

The design and engineering details of Party B’s decoration project (hereinafter referred to as the “decoration plan”) shall comply with the requirements of Party A and Party C (including but not limited to the relevant provisions in the decoration service manual, business manual, management convention, and management manual, hereinafter collectively referred to as the “decoration code”), and must comply with relevant laws and regulations. Party A and/or Party C have the right to revise the decoration regulations from time to time based on the actual situation. Before the commencement of the decoration project by Party B, Party B shall obtain written approval from Party A and Party C for the decoration plan. For the avoidance of doubt, the written approval of any decoration plan by Party A and/or Party C does not constitute any responsibility or obligation of Party A and/or Party C for the decoration plan and its written approval, nor does it relieve Party B of any responsibility or obligation.

7.2	On the premise that Party B obtains approval from the government regulatory department and written permission from Party C, Party B may carry out Party B’s decoration projects within the scope agreed upon in writing by Party C. Party B may hire a construction contractor with special qualifications and written approval from Party A or Party C for the decoration project, and all costs shall be borne by Party B.

Party C will issue the decoration regulations to Party B before the delivery date. Party B shall confirm in writing to Party A and/or Party C that Party B and its construction contractor have fully accepted the decoration regulations before officially authorizing the construction contractor to start Party B’s decoration project, and will carry out Party B’s decoration work in accordance with the provisions of the decoration regulation. Party B shall ensure that all contractors hired by it comply with the provisions of the decoration regulations. Party B confirms that during the process of carrying out the decoration project of Party B, Party B and its hired construction contractor shall bear all responsibilities on their own. If the losses suffered by Party A, Party C, and/or any other third party are attributable to reasons attributable to Party B and/or its hired engineering contractors, Party B and its hired engineering contractors shall bear joint and several liability for compensation to Party A, Party C, and/or any third party.

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7.3	Party B shall pay all expenses related to the decoration project of Party B (including but not limited to decoration fees, additional construction fees, renovation fees, engineering fees, as well as taxes, government fees, decoration deposits, garbage removal fees, and temporary water and electricity fees incurred as a result). Party B shall not delay the performance of any obligations under this contract (including but not limited to payment obligations) for any reason such as changing the decoration plan, not obtaining approval from relevant government management departments, being ordered to suspend, punished, or required to rectify the decoration project during its implementation.

7.4	The decoration project of Party B shall comply with the requirements of the decoration plan, decoration rules, and relevant laws and regulations. Party B shall also try to minimize the interference and impact on adjacent rights holders caused by Party B’s decoration project. The decoration project of Party B can only be carried out within the following time periods or other time periods agreed upon in writing by Party C:

Monday to Friday: 20:00 to 06:00 the next day, from 22:30 to 06:00 to 6:00 the next day for construction with noises.

Saturday and Sunday: All day for normal decoration and noise construction, and odor construction is allowed from Friday at 20: 00 to Saturday. Normal decoration and construction with noise, all day from Saturday to Sunday; for odor construction, until 23:00 on Saturday

Legal holidays: regulations of Party C shall be implemented

7.5	All parties confirm and agree that under any circumstances (including but not limited to the expiration or early termination of this contract), Party B shall not claim any form of compensation or compensation from Party A and/or Party C for Party B’s decoration projects.

● Article 8. Requirements for the use and repair responsibility of the house

8.1	During the lease term, Party A and/or Party C shall be responsible for the management and maintenance of the building structure, public areas, and facilities within the public areas. Despite the aforementioned provisions, if the structure of the building, the public area of the building, and the facilities within the public area are damaged due to the fault or intentional actions of Party B, Party B shall bear the maintenance responsibility for such damage and compensate Party A for its losses. Any maintenance costs incurred as a result shall be borne by Party B.

8.2	The house, including but not limited to floor and indoor plastering or other decorations or plastering on walls, floors, and ceilings, as well as the fixed attachments and devices of Party A and all attached items, including but not limited to all doors, windows, electrical devices (including indoor electrical equipment), light bulbs, tubes, and other maintenance responsibilities, shall be borne by Party B. Party B shall maintain them in good, clean, rentable, and properly maintained condition (excluding normal wear and tear); The public facilities inside the house (including emergency lighting, main sewage, main water pipeline, telephone connection center, main structure, smoke detection system, and central air conditioning) are the responsibility of Party A for maintenance. However, Party A’s maintenance responsibility does not include any damage to the public facilities inside the house caused by Party B’s negligence or intentional actions (in which cases, Party B shall bear the maintenance responsibility for such damage and compensate Party A for its losses, and all maintenance costs incurred shall be borne by Party B).

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8.3	For the avoidance of doubt, Party A and/or Party C shall not be liable for any compensation or legal liability to Party B for any interference or inconvenience caused by the maintenance, renovation, or decoration works of the house and/or areas outside the house.

8.4	During the lease term, Party A or Party C shall have the right to enter the premises for necessary inspections, maintenance, routine repairs, and engineering renovations upon prior notice to Party B. However, Party A or Party C shall minimize the impact on Party B’s daily office work.

8.5	Party A has the right to change, repair, and temporarily close any public areas and facilities within the building at any time during the lease period (including but not limited to walkways, portals, windows, electric devices, cables and wires, water pipes, gas pipelines, elevators, escalators, fire prevention, security equipment, and air conditioning equipment). Party A also has the right to change the overall structure and layout of the public areas of the building at any time. Party B has no objection to this and shall provide necessary cooperation.

8.6	If during the lease term, Party B’s negligence or intentional actions cause damage or malfunction to the house or its ancillary items or equipment and facilities, Party B shall be responsible for repairing and compensating Party A for any losses incurred, and any repair costs incurred as a result shall be borne by Party B. Party B shall also be responsible for the management and maintenance of the facilities and equipment installed by itself.

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8.7	Installation and maintenance of power equipment:

(1)	If any electrical appliances or electrical equipment (hereinafter referred to as “electrical equipment in the house”, including but not limited to wires, pipelines, pipes, devices, instruments, and central air conditioning) in the house constitute a danger or are in an unsafe state, and Party A, Party C, or any third party requires Party B to repair or modify the electrical equipment in the house, Party B shall use an engineering contractor approved in writing by Party A and/or Party C for repair or modification. Party B shall also allow Party A and/or Party C to enter the house at any time after giving prior notice to Party B to test the electrical equipment inside the house. Party B shall make full compensation for all losses caused by any malfunction of the electrical equipment in the house that can be attributed to Party B.

(2)	Without the prior written consent of Party A or Party C, Party B shall not install, modify or add electrical equipment in the house without authorization.

(3)	The installation of any electrical equipment in the house shall be carried out in accordance with the written instructions of Party A or Party C and the requirements of relevant government departments.

8.8	Party B shall maintain the house, its internal facilities, equipment, and decoration (whether belonging to Party B or not) in a clean, good, and usable condition. Party B shall also be responsible for decorating, repairing, and maintaining the house, its internal facilities, equipment, and decoration. Party B shall not damage the house and the facilities, equipment, and decoration owned by Party A in the performance of the above obligations.

8.9	If Party B fails to fulfill its repair obligations, Party A has the right to perform such obligations on behalf of Party B, and all repair costs shall be borne by Party B.

8.10	In any of the following situations, Party B shall immediately call the customer service hotline: 400-815-9888 to notify Party A and Party C:

(1)	Any person inside the house is injured;

(2)	Fire or other accidents occur in the house; or

(3)	The structure of the building, public areas or facilities within the public area are damaged, the house is damaged, or any device, facility, and accessory (including but not limited to electrical equipment and water pipes inside the house) inside the house is malfunctioning or damaged.

If Party A or Party C fails to handle item (3) of this article within 24 hours, Party B shall notify Party A or Party C in writing.

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8.11	During the lease term, if any government regulatory department requests Party B to rectify the decoration project, electrical equipment, facilities and equipment in the house, or any other matters related to the house, Party B shall make rectification in accordance with the requirements of the government regulatory department and bear all responsibilities and costs arising from such rectification. If such rectification involves neighbouring rights holders, Party B shall also be responsible for obtaining the consent or understanding of such neighbouring rights holders on its own. To avoid any doubt, the responsibility arising from the above rectification requirements is not related to Party A and Party C. If Party A and/or Party C suffer losses as a result, Party B shall compensate in full.

8.12	During the lease term, if any government regulatory department requests the adjacent unit users to rectify the decoration project, electrical equipment, facilities and equipment in the house, and/or any other matters related to the adjacent unit, Party B shall provide all necessary assistance unconditionally in accordance with the requirements of the government regulatory department, Party A, and/or Party C, and in no case shall Party B refuse or delay the above assistance. Any losses suffered by Party B as a result shall be resolved through negotiation between Party B and the users of adjacent units. To avoid any doubt, any losses suffered by Party B incurred due to the rectification measures taken by the users of adjacent units mentioned above are not related to Party A and Party C.

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8.13	Party A, Party C, and their employees may enter the house for necessary inspections or take appropriate disposal measures after contacting Party B in advance for maintenance, cleaning, safety, fire prevention, or personnel rescue needs. However, in emergency situations, Party A, Party C, and their employees have the right to immediately enter the house and take appropriate disposal measures. However, Party A or Party C should contact Party B as soon as possible afterwards (to avoid doubt, even if Party B suffers losses due to the implementation of the above disposal measures, Party A, Party C, and their employees are not responsible for such losses).

● Article 9. Business and Promotion

9.1	The commercial promotion and publicity of Party B shall be subject to the unified management of Party A and shall comply with the following provisions:

(1)	Only with the written consent of Party A, Party B can display its company name on the username board of the building. Party B shall, within five (5) working days after receiving the payment notice from Party C, pay all relevant fees to Party C for the production, addition, modification, or repair of Party B’s user nameplate.

(2)	Except with the written consent of Party A or Party C, Party B shall not place any signs, signs, advertisements or other promotional materials on the building or any part of the house visible from the outside (including but not limited to exterior walls and doors and windows), otherwise Party A or Party C has the right to remove such items, and Party B shall bear all expenses incurred by Party A or Party C in removing such items.

9.2	Party A has the right to hold or allow any third party to hold, organize any ceremony, exhibition or display goods (including but not limited to advertising on the exterior walls of the building) in any public area of the building However, Party A shall encourage the organizers of the event to minimize the impact of the above activities on the normal operation of Party B.

9.3	Party A has the right to use Party B’s name, trade name, and brand in its promotional activities or materials.

● Article 10: Return of the Property

10.1	Unless Party A agrees in writing to renew the lease, Party B shall return the house and its ancillary items, equipment and facilities to Party A in a clean and rentable condition before 5:00 pm on the expiration date or early termination date of the lease (To avoid doubt, whether the condition of the house is tidy and suitable for rent shall be subject to the acceptance and written confirmation of Party A or Party C.). Party B shall also settle all payments due under this contract and return the keys to the building and all parts of the house to Party A. If Party B fails to return the house and its ancillary items, equipment and facilities to Party A in a clean and rentable condition on or before the termination date, (1) the deposit paid by Party B shall not be refunded; And (2) Party A may require Party B to actually perform or Party A may choose to have Party A perform on its behalf and restore the house and its ancillary items, equipment and facilities to a clean and rentable state, and all expenses arising therefrom shall be borne by Party B, and Party B shall compensate Party A for all losses suffered as a result. Party B shall ensure that the main structure, accessories, equipment and facilities of the house are in good condition when returned. If, when Party B returns the house, there is any damage to the main structure and the attached items, equipment and facilities of the house, Party B shall compensate Party A for all losses suffered as a result.

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10.2	Party B shall submit to Party A before the expiration date or early termination date of the lease term proofs that Party B has submitted to the relevant government department all necessary documents and certificates for the cancellation or relocation procedures of all registrations(including but not limited to industrial and commercial registration) with the address of the house as the registered address, and complete all registration or relocation procedures (including but not limited to industrial and commercial registration and registration) with the address of the house as the registered address within twenty (20) working days after the expiration or early termination of the lease term. If Party B violates the provisions of this clause, the deposit shall not be refunded, and Party B shall also compensate Party A for all losses suffered as a result.

10.3	If Party B fails to complete the procedures for returning the house in accordance with the provisions of Article 10.1 and Article 10.2 of this contract :

(1)	Party A has the right to immediately notify Party C to stop providing public utility services (including but not limited to water, electricity, heating, gas, gas, telecommunications, and telephone, hereinafter referred to as “public utility services”) and other property management services (including but not limited to air conditionning, etc.)

(2)	Party A has the right to enter and reclaim the premises at any time after the expiration or early termination of the lease term, and all items, decorations, facilities, etc. (including but not limited to the separation, decoration, and any facilities of Party B, as well as the office items and equipment of Party B) placed by Party B in the premises at that time shall be deemed as abandoned property of Party B (hereinafter referred to as “abandoned property of Party B”). Party B hereby confirms and agrees that from the expiration date or early termination date, unless otherwise expressly agreed by both parties, the abandoned items of Party B shall belong to Party A. Party A has the right to dispose of Party B’s abandoned items freely (including but not limited to transferring Party B’s abandoned items to other places for storage, sale, auction, etc. through Party A’s own video recording, notarization, or invitation to a third party to witness), and use the proceeds from the disposal of Party B’s abandoned items to pay any amount payable by Party B (including but not limited to payable amounts, storage fees, all expenses incurred by Party A for the disposal of Party B’s abandoned items, etc.), or retain Party B’s abandoned items in the house or deliver Party B’s abandoned items to any third party for use, without any form of compensation from Party A. Party B shall not request Party A to purchase the abandoned items of Party B for any reason or provide compensation to Party B for the abandoned items of Party B; And

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From the expiration date of the lease term or the early termination date until Party B completes the handover procedures or Party A enters and takes back the house in accordance with the provisions of Article 10.3 (2) of this contract (hereinafter referred to as the “extended return period”), Party B shall pay to Party A and Party C shall pay the occupancy fee, management fee, and other utility fees for the delayed return period of the house as of the day before theexpiration date or early termination date with a 10% increase, , and shall compensate Party A for all losses caused by Party B’s delayed return of the house. However, the payment of such occupancy fee, management fee, utility fee, and compensation shall not constitute the renewal of this contract or the continuation of the lease of the house.

Before the expiration date of the lease term or the early termination date, if Party A and/or Party C independently determine that Party B has transferred, concealed or evacuated the property in the house without authorization, Party A and/or Party C have the right to prevent Party B from transferring, concealing or evacuating its property without authorization, and have the right to detain all items placed by Party B in the house (including but not limited to Party B’s office supplies, equipment, etc., hereinafter referred to as “detained items”), and from the date when Party A and/or Party C notify Party B in writing to detain the aforementioned detained items, Party A and/or Party C shall have the right to detain them

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The detained property shall be deemed to be lawfully possessed by Party A and/or Party C, and Party A and/or Party C shall have the right of retention in accordance with the law. Party A and/or Party C may negotiate with Party B to discount the retained property, or prioritize the payment of the proceeds from auction or sale of the retained property, and have the right to charge storage fees to Party B for the retained property. Party B shall not have any objection to this; To avoid ambiguity, if the expiration date or early termination date of the lease term occurs during the retention period, the retained property shall be deemed abandoned by Party B and belong to Party A from the expiration date or early termination date. Party A has the right to dispose of the retained property in accordance with the provisions of Article 10.3 (2).

● Article 11: Subleasing, Transfer, and Exchange

11.1	Without the prior written consent of Party A, Party B shall not transfer,or sublet all or part of the property or any rights and interests in the property. Party B shall not approve or allow any arrangements or transactions that may give any third party the right to use, occupy, or enjoy all or part of the property (regardless of whether Party B charges rent, remuneration, or benefits for such use, occupation, or enjoyment).

11.2	If Party B is a non-natural person and there is a change in its controlling shareholder and/or actual controller, Party B shall promptly notify Party A of such change. If Party A reasonably determines that it may constitute unauthorized sublease, it shall be deemed as a violation of Article 11.1 of this contract and shall be dealt with in accordance with Article 17 of this contract.

● Article 12 Insurance Liability

12.1	The insurance purchased by Party A shall be limited to the building, the house, machinery and ancillary facilities themselves as the insured subject, and shall be in favor of Party A. If any insurance accident occurs, all claims made by the insurance company under such insurance documents shall belong to Party A. Party B has no right to request the sharing of insurance compensation paid by relevant insurance companies and owned by Party A on the grounds that such accidents cause property damage or personal injury to Party B.

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12.2	During the lease term, Party B shall at its own expense purchase all risks insurance for Party B’s decoration projects (including third-party liability insurance), and ensure that this insurance is continuously valid during the construction period of Party B’s decoration project. All insurance for the construction/installation engineering (including third-party liability insurance) purchased by Party B shall meet all the following conditions simultaneously:

(1)	The joint insured shall be Party A, Party B, Party C, the construction contractor, and the subcontractor of the construction contractor;

(2)	The insurance period shall be consistent with the construction period of Party B’s decoration project;

(3)	The insured amount for the material losses in the policy shall not be less than the total price of Party B’s decoration project;

(4)	The insured amount of third-party liability insurance in the policy must meet the requirements of Party A, and the compensation amount for each accident shall not be less than RMB 10 million; And

(5)	All risks insurance for construction/installation engineering should include cross liability clauses as extension clauses.

Party B shall submit to Party C the insurance policies and proof of paid premiums that meet the requirements of Article 12.2 of this contract before the start of Party B’s decoration project, as the necessary basis for Party B to enter and carry out Party B’s decoration project. During the construction period of Party B’s decoration project, Party A or Party C may at any time request Party B to provide written proof that the insurance they have purchased is valid and meets the requirements, and Party B shall provide such written proof according to the requirements of Party A or Party C.

12.3	During the lease term, Party B shall at its own expense purchase public liability insurance for its business or business activities in the premises, and ensure that such insurance remains valid throughout the lease term. The relevant insurance must meet all the following requirements simultaneously:

(1)	Adopting a domestically recognized public liability insurance policy;

(2)	Taking Party A, Party B, and Party C as co-insured persons;

(3)	The insured amount in the policy must meet the requirements of Party A, and the compensation amount for each accident shall not be less than RMB 6 million; And

(4)	The policy should include extension clauses that meet the requirements of Party A.

12.4	During the lease term, Party B shall at its own expense purchase property insurance for its own property and other equipment in the premises. The insurance amount should be the reset value of such property and equipment, and the property insurance should include a clause stating ‘waiver of subrogation rights’ against Party A and its affiliated enterprises.

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12.5	Party B shall not engage in or allow any third party to engage in any actions that may render invalid any insurance for the property and the building, or increase insurance premiums. If the insurance premium of such insurance is increased due to reasons attributable to Party B, Party A has the right to recover the increased insurance premium from Party B. For the avoidance of doubt, the recovery of the increased insurance premium by Party A from Party B shall not affect any other rights of Party A under this contract. If any insurance of the house and the building is invalid or may be invalid due to reasons attributable to Party B, Party B shall compensate Party A for all losses suffered as a result.

Party B shall provide Party A with a copy of its valid insurance policy within five (5) working days after purchasing any insurance in accordance with the provisions of this contract. Without the prior written consent of Party A, Party B shall not cancel, modify or set any restrictions on the policy. Party A shall not be liable for any losses suffered by Party B and/or any third party due to Party B’s failure to fulfill the insurance obligations under Article 12 of this contract .

● Article 13 Obligations of Party A

In addition to the obligations stipulated in other terms of this contract, Party A shall also fulfill the following obligations:

13.1	If Party B fully complies with the provisions of this contract during the lease term, Party A shall ensure that Party B can legally lease and use the house during the lease term, and Party A shall also allow Party B to use the public area of the building on an equal basis with other tenants of the building. Party B has the right to use the entrance, stairs, corridors, elevators, escalators, and other public areas of the building, as well as the public equipment and facilities provided by Party A. However, the exercise of such rights shall comply with and comply with any rules and regulations formulated and modified by Party A and/or Party C from time to time regarding the management and control of the building and its equipment, facilities, and public areas (hereinafter referred to as “management regulations”).

13.2	Party A shall, in accordance with the provisions of Article 5.4 of this contract, pay the taxes and fees that shall be borne by Party A in accordance with relevant laws and regulations to the relevant government departments.

13.3	Party A shall instruct Party C to ensure that the public equipment located in the public area of the building can be used normally.

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13.4	During the lease term, Party A shall instruct Party C to ensure that the main structure of the building and the house is in good condition. Except for reasons attributable to Party B that should be repaired by Party B, Party A shall be responsible for repairing the main structural problems of the building and the house. Party B shall actively cooperate with Party A or a third party designated by Party A to carry out the repair project that should be the responsibility of Party A according to this contract. If Party B obstructs the progress of such repair projects or causes other reasons attributable to Party B to prevent the smooth progress of such repair projects, all responsibilities (including but not limited to losses caused to Party B and any other third parties) shall be borne by Party B.

● Article 14 Obligations of Party B

In addition to the obligations stipulated in other terms of this contract, Party B shall also fulfill the following obligations:

14.1	Party B shall abide by, be subject to, and comply with relevant laws and regulations in all business operations and other behaviors and activities carried out within the premises, and shall obtain all necessary permits and approvals related to business operations (including but not limited to Party B’s application to relevant government departments and obtaining all necessary licenses, permits, and approvals for the office activities described in Article 2.1 of this contract before the delivery date, including but not limited to business license, franchise license, etc.（ collectively referred to as” certificates and licenses needed for Party B’s operation” ）Party B can only start working in the premises after obtaining the necessary certificates and licenses. Otherwise, Party A may, at its discretion, refuse to provide necessary facilities and services for the property, including electricity and air conditioning supply, and take necessary legal measures to prevent Party B from starting work without authorization. Party B shall ensure that the necessary certificates and licenses for Party B’s office are continuously valid and updated in a timely manner during the lease term. If Party B suffers any losses due to the expiration or failure to update Party B’s office license in a timely manner during the lease term, Party B shall bear all legal consequences and responsibilities on its own, and Party A shall not be liable for such losses. If Party B violates the obligations of this clause and causes losses to Party A, Party C, and/or any third party, Party B shall be liable for compensation to Party A, Party C, and/or such third party. If Party B receives any notice from any government agency regarding the building, its equipment, and the property, Party B shall immediately notify Party A in writing.

14.2	Party B shall issue formal invoices in accordance with the law during the business process. If Party B violates laws and regulations related to invoice management, Party A has the right to require Party B to make corrections within a specified time.

14.3	Without the prior written consent of Party A, Party B shall not modify the existing door locks or latches of the house portal and fire exits. Party B shall not install any additional locks, door latches, metal gates or shutters at the entrance and fire exits of the house, or install doors, metal gates and shutters that violate management regulations and/or relevant laws and regulations in the house. If any penalty is imposed by the government on Party A and/or losses caused to Party A due to reasons attributable to Party B, Party B shall compensate Party A and/or Party C for all losses suffered by Party A and/or Party C as a result.

14.4	Party B shall dispose of all the waste and garbage of Party B in accordance with the requirements of management regulations and dispose of them in placed speficied by Party A or Party C.

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14.5	Party B shall not engage in and shall not allow any other third party to engage in any behavior that may damage or smear the structure of the building, public areas, or any facilities and equipment (including but not limited to pipeline lines, toilets, sanitary equipment, and sanitary pipes). Party B shall compensate Party A for all losses suffered by Party A due to Party B’s negligence or intentional use of the building structure, public areas, or any facilities and equipment.

14.6	Party B shall, in accordance with the requirements of the relevant government departments or Party A in the location of the house, at its own expense, remove any non compliant structures, buildings, partitions, and other reconstruction materials from the house. If Party B fails to comply with the provisions of this clause, Party A has the right to act on its behalf, and all expenses arising therefrom shall be borne by Party B. Party B shall compensate Party A and/or Party C for all losses suffered as a result (if any)

14.7	Party B shall not engage in any behavior that may cause disturbance to Party A, Party C, other property owners, lessees, or users of the building (including but not limited to any behavior that causes, manufactures, tolerates, or allows to produce any sound, noise, or vibration) within the premises.

14.8	Party B shall not and shall not allow any third party to introduce toxic or harmful gases or items with strong or unpleasant odors into the house or cause them to leak out from the house.

14.9	Party B shall not place, keep, store, manufacture or allow, tolerate the placement, storage, manufacture of any weapons, ammunition, gunpowder, saltpeter, kerosene, flammable materials, explosives, and any other toxic or harmful substances and/or items prohibited by laws and regulations in the house.

14.10	Party B shall not block any entrance or exit, stairs, platforms, passages, escalators or elevators of the building, or pile up goods, advertising materials, boxes, paper boxes, garbage or any other items in public areas. Party B and its employees, customers, customers, etc. standing or queuing outside shall comply with the on-site management of Party C and shall not obstruct any exits, stairs, platforms, passages, or escalators of the building /Escalators, passenger and freight elevators.

14.11	If Party B violates the provisions of Article 14.10 of this contract, Party A or Party C shall have the right to clean up and dispose of any items stacked by Party B in any way they deem appropriate without prior notice to Party B, and all expenses arising therefrom shall be borne by Party B. Party A shall not be liable to Party B or any other third party for the cleaning and disposal of any items stacked by Party B.

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14.12	Party B shall take all necessary precautions to prevent the interior of the house from being damaged by storms, typhoons, rainstorm or other severe weather. Party B shall ensure that all doors and windows of the house are securely fastened in adverse weather conditions.

14.13	Party B shall not keep any animals or pets in the house. Party B shall bear the cost and take measures satisfactory to Party A to prevent the breeding of termites, mice, cockroaches, or any other harmful insects and parasites in any part of the house.

14.14	Without the prior written consent of Party A, Party B shall not use the name, logo, or any graphics, or images containing the name or logo of Party A, the building, and the house for any purpose other than indicating its business address.

14.15	Party B shall not install any flashing lights, rotating lights, or other eye-catching lighting fixtures inside or outside the house, which can affect the surrounding tenants.

14.16	Party B shall not solicit business, sell or distribute any manuals, flyers or advertising materials within the red line of the project land.

14.17	Party B shall not park or block the parking lot, lane, parking passage, or cargo loading and unloading area of the building, except in accordance with the instructions of Party A or Party C.

14.18	Party B shall comply with the following regulations when loading and unloading goods in the building:

(1)If loading and unloading of goods is required, Party B can only use the designated loading and unloading areas, entrances and exits, and cargo elevators designated by Party A or Party C, and can only load and unload goods within the time period specified by Party A or Party C. Under no circumstances shall Party B use passenger elevators or electric stairs to transport items; And

(2)All cleaning, moving furniture or any other large objects entering and exiting the building by Party B shall be arranged within the time period designated by Party A or Party C. Party A or Party C reserves the right to refuse any entry or exit of the building that they believe violates the provisions of this contract.

14.19	Party B shall comply with all rules and regulations on power supply and the use of electrical equipment in the house formulated by the local power supply department and Party C, and shall not cause the electrical equipment in the house to operate under overload or neglect maintenance.

14.20	Without the prior written consent of Party A, Party B shall not engage in or allow any other third party to engage in any of the following behaviors

(1)	Lay, install, or erect any objects (including but not limited to antennas, wires, and cables) in any part of the public area of the building (including but not limited to the roof, exterior walls, and interior walls) or any part of the house, or move, dismantle, or modify Party A’s public antennas, satellite cables, or other receivers. Party B shall provide necessary assistance and convenience to Party A and/or Party C in fulfilling necessary maintenance and repair responsibilities;

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(2)	Erect, install or renovate any attachments, partitions, electrical installations, pipes, air conditioning or other buildings or installations within the premises;

(3)	Install or allow, or tolerate the installation of equipment, tools, or machinery that exceeds the load-bearing limit of the floor in the house; or

(4)	Install water, electricity, heating, gas equipment, and other water, electricity, and gas related equipment and facilities without independent metering.

14.21	Party B shall comply with the regulations of Party A regarding the maximum load-bearing capacity of the floor and the installation location of overweight objects such as safes. Party B shall also be responsible for placing all overweight objects on the support frame to disperse the load-bearing capacity.

14.22	The use of the property by Party B shall comply with the provisions of this contract and relevant laws and regulations, and shall not affect the reputation of the building as a first-class comprehensive building. In order to achieve the above objectives, Party A reserves the right to request Party B to stop any behavior in the house (provided that such behavior is deemed by Party A to cause or may cause danger, infringement or obstruction to other tenants or any other third party in the building), regardless of whether such behavior has previously been approved in writing by Party A.

14.23	Party B shall abide by and comply with the management regulations, which are an integral part of this contract. If Party B violates, fails to comply with, or fails to fulfill management regulations, Party B shall fully compensate Party A and/or Party C for all losses suffered as a result.

14.24	Party B shall handle its own liabilities and legal liabilities (including but not limited to the debts borne by Party B, the compensation liability for quality and infringement), and Party B’s liabilities and legal liabilities are not related to Party A.

14.25	Party B shall not claim or cause any third party to mistakenly believe that it has a cooperative, partnership, joint venture or affiliated relationship with Party A in its business activities. Without hindering the normal use of the property by Party B, Party A has the right to carry out various preparations for re leasing within six (6) months prior to the expiration date of the lease term (including but not limited to displaying the property to customers at a pre agreed time and conducting reasonable and necessary inspections of the property), and Party B shall cooperate with such preparations.

14.26	Without the prior written consent of Party A or Party C, Party B shall not allow anyone to stay in the house. The house shall not be used as a dormitory or residence.

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14.27	Without the written consent of Party A, Party B shall not provide any type of entertainment services such as singing, dancing, performances, etc. in the premises.

14.28	Party B shall pay pollution discharge fees or sewage treatment fees in accordance with laws and regulations and relevant regulations of the local government where the house is located. If Party B fails to pay the pollution discharge fee in accordance with the law and causes losses to Party A and/or Party C, Party B shall be liable for compensation to Party A and/or Party C.

14.29	In this contract, unless otherwise specified, “Party B” refers to Party B and/or its related personnel. For the avoidance of doubt, “Party B related persons” refer to Party B’s heirs, agents, employees, construction units, contractors, subcontractors, visitors, customers, and any other persons related to Party B. The prohibitions or restrictions imposed by this contract on Party B shall also apply to relevant personnel of Party B.

Party B shall comply with the provisions under this contract, and the relevant personnel of Party B shall also comply with them. Any behavior, negligence, or intentional behavior of Party B’s related personnel shall be deemed as Party B’s own behavior, negligence, or intentional behavior, and shall be borne by Party B to Party A. (i.e., if any expenses or losses are incurred by Party A due to the behavior, negligence, or intentional behavior of Party B’s related personnel, or if Party A is required to bear any expenses or losses to a third party, Party B shall make full compensation to Party A accordingly). In this contract, any agreement prohibiting Party B from carrying out or taking any activities also includes prohibiting Party B from approving, allowing, or causing relevant personnel of Party B to carry out or take such activities. For the avoidance of doubt, Party B shall not be responsible for any behavior of visitors or customers outside the premises (provided that such behavior outside the premises shall not be caused by Party B’s actions).

● Article 15 Conditions for Termination of this Contract

15.1	In case of any of the following circumstances, either party to this contract has the right to notify the other party in writing to terminate this contract, and each party shall not be liable to each other:

(1)	The land use right within the occupied area of the house has been reclaimed in advance by the government in accordance with the law;

(2)	The house is lawfully expropriated, requisitioned or demolished by the government due to social public interests or urban construction needs;

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(3)	The house is damaged, lost, or identified as a dangerous property due to reasons that cannot be attributed to either party A or B; or If the house and its ancillary facilities are severely damaged due to force majeure events, and all parties confirm in writing that this contract cannot be continued to be performed (the parties hereby confirm that the aforementioned “force majeure events” refer to objective circumstances that were unforeseeable, unavoidable, and insurmountable at the time of signing this contract (including but not limited to (i) earthquakes, typhoons, floods that meet the force majeure standards and directly result in the inability to continue performing this contract); And other natural disasters; (ii) Strikes, slowdowns, and other worker movements by employees of non parties to this contract; (iii) Public health emergencies; (iv) War, war threats, riots, and similar military actions or blockades; (v) Terrorist activities; (vi) Civil unrest; And (vii) energy and resource shortages or government embargoes and prohibitions). Although there are the above provisions, if the damage suffered by the house can be repaired within one hundred and eighty (180) working days, this contract shall not be terminated, and Party B may reduce the rent payment based on the degree of damage to the house from the day after the damage is suffered, until the house is repaired. The specific amount of rent reduction can be determined through separate negotiations between Party A and Party B.

15.2	For the avoidance of doubt, this provision does not affect the termination conditions stipulated in other terms of this contract.

● Article 16. Disclaimers

16.1	All parties hereby confirm that, except for the following consequences directly caused by the intentional or gross negligence of Party A and/or Party C under this contract, Party A and/or Party C shall not be liable for any compensation or legal liability to Party B in any of the following situations:

(1)	Any loss or damage caused by theft, robbery or other criminal cases;

(2)	Losses caused by smoke and harmful gas leakage, flooding and fire, malfunction or malfunction of various electromechanical systems and equipment, leakage of water supply and drainage, power supply interruption or equipment maintenance;

(3)	The losses suffered by Party B due to third-party reasons; or

(4)	Any other losses or damages suffered by Party B.

In any case, the losses borne by Party A and/or Party C to Party B under this contract are only direct losses, regardless of whether such losses are caused by breach of contract, infringement or any other reason.

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16.2	For any water, heating, gas, gas interruption, or power outage caused by daily inspections, maintenance, or regional accidents of public utilities (including but not limited to water supply, heating, gas, fuel, and power supply, etc.), except for Party C’s timely notification to Party B, Party A and/or Party C shall not be liable for any responsibility.

16.3	The security personnel, management personnel, and electronic anti-theft system provided by Party A and/or Party C to the building (If any) does not constitute the obligation of Party A and/or Party C to fulfill the security and custody responsibilities of the house or the property inside the house. Party B shall be responsible for the safety of the property or its contents at all times. Party B acknowledges the existing security and anti-theft measures of Party A and/or Party C. Party B is obliged to comply with the safety guidelines of the state or public security organs and remind its employees, customers, and customers to pay attention to the prevention of theft. Party B acknowledges the existing security and anti-theft measures of Party A; If Party B needs to add security personnel, it shall at its own expense hire and ensure that security personnel have the qualifications to engage in security services, and handle the registration and filing of security personnel with Party A and clarify the scope of security services. Party B shall ensure that its security personnel dress neatly and distinguish themselves from Party A’s security personnel, shall not disturb customers or customers, and shall comply with the guidance of Party A’s security personnel, and shall comply with the safety guidelines of the state or public security organs. Party B shall avoid storing cash, valuable items, etc. in the house overnight. With the written consent of Party A, Party B may retain a reasonable number of security personnel at night.

16.4	If factors beyond the foresight and control of Party A and/or Party C result in the inability of the building and any facilities inside the house to operate normally (including but not limited to water, electricity, gas, heating, and air conditioning cannot be supplied normally or temporarily interrupted), Party A and/or Party C shall not be liable for this, and Party B’s responsibility to pay rent, value-added tax, other payable amounts, and value-added tax in accordance with this contract shall not be affected.

16.5	For the avoidance of doubt, the designation and written approval of any contractor (including but not limited to engineering contractors, cleaning contractors, and pest control contractors) by Party A and/or Party C under this contract shall not constitute any responsibility or obligation of Party A and/or Party C for such designation and written approval.

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16.6	Party A has informed Party B before signing this contract that the building has not yet obtained the civil air defense engineering use permit, drainage certificate, environmental impact assessment, ordinary basement registration, pre-sale permit, and Beijing public parking lot operation registration certificate (hereinafter referred to as “the certificates that Party A has not yet obtained”), and Party B also understands that the absence of the certificates that Party A has not yet obtained will cause Party B to be unable to handle the necessary certificates for Party B’s office activities as described in Article 2.1 of this contract, or cause Party B to be unable to use the house to complete the establishment of a new company. Party B hereby voluntarily signs this contract and irrevocably waives the right to claim compensation or any other rights against Party A for the lack of licenses that Party A has not yet obtained. Party B undertakes to fully fulfill its obligations under this contract even if Party B is unable to obtain the necessary licenses for Party B’s office due to the lack of licenses that Party A has not yet obtained.

● Article 17 Liability for Breach of Contract

17.1	During the lease term, if Party A terminates this contract without authorization, Party A shall pay Party B a penalty equivalent to three (3) times the sum of the monthly rent and its value-added tax for the first lease year, and return the paid security deposit to Party B without interest. In addition to these, Party A shall not be liable for any compensation or liability to Party B.

17.2	Without affecting the exercise of any other rights by Party A in accordance with the provisions of this contract, Party A has the right to unilaterally terminate this contract and reclaim all or any part of the house in advance at any time after the occurrence of any of the following situations, and in such cases, Party A shall not be liable to Party B:

Party B’s single overdue rent and/or value-added tax, or management fees (1)/or the value-added tax under this contract exceeds fifteen (15) working days (regardless of whether Party A has formally pursued it);

Party B fails to pay the security deposit in accordance with the provisions of Article 6.1 of this contract and the single default exceeds(2) five (5) working days (regardless of whether Party A has formally pursued it);

(3)Party B fails to make up the security deposit in accordance with the provisions of Article 6.2 or Article 6.3 of this contract, and the single default exceeds fifteen (15) working days (regardless of whether Party A has formally pursued it);

(4)Party B shall be liable for any one or more outstanding payments under this contract for a cumulative period of more than sixty (60) working days (regardless of whether Party A has formally pursued it). (To avoid ambiguity, in the event of multiple outstanding payments, the outstanding payment periods of each outstanding payment shall be calculated together and shall not be deducted or replaced by each other.);

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(5)Party B goes bankrupt, enters bankruptcy liquidation procedures, undergoes liquidation (with the written approval of Party A, except for the purpose of restructuring or merger), or is taken over by a receiver; If Party B is an individual (including a sole proprietorship or individual business owner) and experiences death, disappearance, mental disorder, or other loss of capacity for behavior or other unforeseen circumstances;

(6)Party B goes beyond its business scope or engages in any illegal business activities;

(7)Party B commences business without obtaining the necessary certificates and licenses for Party B’s office, other legal and regulatory documents, and/or the business conditions stipulated in this contract;

(8)The house is subject to seizure due to the fault of Party B, or any property of Party B is subject to compulsory expropriation or seizure;

(9)Party B changes the use of the house without the written consent of Party A;

(10)The structural damage of the house is caused by reasons attributable to Party B;

(11)Party B starts to decorate the house without written permission from Party A or Party C, or discovers during the lease period that the actual decoration situation does not match the decoration plan approved by Party A or Party C;

(12)The health condition, pollution discharge, noise, and other pollution conditions of Party B affect the neighboring rights holders, which have not been corrected within seven (7) working days after Party A issues a written rectification notice;

(13)Party B expresses in writing or by behavior that it is unable or will no longer continue to perform this contract;

(14)Party B fails to handle the delivery and return procedures of the house in accordance with the provisions of this contract;

(15)Party B fails to complete the signing of the deduction authorization letter and related documents in accordance with Article 5.5 (1) of this contract and open a special account at the bank designated by Party A, or Party B terminates or revokes its deduction authorization letter to the bank designated by Party A without the prior written consent of Party A;

(16)Without the prior written consent of Party A, Party B transfers or sublets all or part of the property or any rights and interests in the property in any form;

(17)Other circumstances stipulated in this contract where Party A has the right to terminate the contract occur; or

(18)Party B violates, fails to comply with, or fails to perform any obligations under this contract, or violates laws, regulations, public order, and good customs, and fails to make corrections within seven (7) working days after Party A issues a written notice of rectification.

17.3	When any of the situations under Article 17.2 of this contract occur, Party B shall still pay all outstanding payments to Party A and/or Party C. The deposit already paid by Party B shall not be refunded. If the deposit is insufficient, Party B shall also make up for the deposit amount, and Party B shall also bear the following responsibilities for breach of contract:

(1)Party B shall pay a penalty equivalent to the deposit amount to Party A for breach of contract;

(2)Party B shall pay the rent and value-added tax for the decoration period that it has enjoyed to Party A in accordance with the rent agreed upon in this contract;

(3)Party B shall pay Party A and/or Party C any other fines, late fees, compensation, compensation, etc for breach of contract stipulated in this contract.

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(4)Party B shall make a one-time payment to Party A and/or Party C within seven (7) working days after Party A unilaterally terminates this contract in advance, as stipulated in Article 17.3 (1) to (1) of this contract (3) The payment for the item.

17.4	If Party B delays handling the delivery or return procedures of the house, Party B shall bear a penalty of 0.1% of the deposit amount to Party A for each day of delay.

17.5	If Party B violates its obligations under this contract, Party A has the right to notify Party B in writing to rectify the situation. Party B shall rectify immediately upon receiving the written notice of rectification from Party A, otherwise Party A has the right to take necessary compulsory measures.

17.6	When any of the circumstances under Article 17.2 of this contract occur, Party A shall have the right to unilaterally terminate this contract in advance by giving written notice to Party B, and the date specified in the written notice shall be the date of early termination (hereinafter referred to as the “early termination date”). Once this written notice is issued, it indicates that Party A exercises the right that this contract grants Party A to unilaterally reclaim the property in advance without the need for Party A to use the actual act of entering the property as a symbol of exercising this right.

17.7	If Party B delays payment of any payable amount for more than seven (7) working days, or Party B violates, fails to comply with, or fails to perform any other obligations under this contract, and if no correction is made within seven (7) working days after Party A issues a written notice of rectification, in addition to requiring Party B to bear the liability for breach of contract, Party A may also immediately enjoy the following rights:

(1)	Party B shall compensate Party A for all losses, expenses, and expenses incurred by Party A in recovering unpaid items and/or their value-added tax, including but not limited to:

(i)	The direct and indirect losses suffered by Party A and/or Party C (including but not limited to loss of expected benefits, loss of goodwill, loss of business opportunities, etc.), as well as all reasonable legal fees (including but not limited to lawyer’s fees and litigation fees, property preservation fees, preservation guarantee fees, appraisal fees, notarization fees, and announcement fees) that Party A needs to pay to recover the unpaid amount and/or its value-added tax from Party B Any reasonable fees required to be paid by the appointed debt collector, regardless of whether legal proceedings have been initiated; and

(ii)	Party A shall appoint a debt collector in accordance with the law to pay any reasonable fees required to recover the unpaid amount and/or its value-added tax from Party B. and

(2)	On the premise of providing written notice to Party B 24 hours in advance, Party A may immediately order Party C to close the door and stop other property management services (including but not limited to air conditioning), and take any other measures and actions deemed appropriate by Party A until Party B pays all outstanding payments and their value-added tax, as well as any expenses incurred due to Party C’s cessation of providing the aforementioned public utility services and other property management services to the house (including but not limited to the cost of re providing public utility services). Party A and Party C shall not be liable for any damage and losses suffered by Party B due to Party C’s cessation of providing the aforementioned public utility services and other property management services to the house .

17.8	If Party B fails to pay any payable amount in accordance with the provisions of this contract, Party A has the right to apply for a payment order from the people’s court in accordance with relevant laws and regulations, and all related expenses shall be borne by Party B.

17.9	If Party B fails to pay any payable amount to Party C in accordance with the provisions of this contract, Party A may act on behalf of Party C to recover such fees from Party B, and all expenses incurred due to such recovery shall be borne by Party B.

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17.10	To avoid ambiguity, the amounts of liquidated damages, interest, compensation, and fees for overdue payment under this contract shall be calculated cumulatively and shall not be deducted or substituted for each other.

17.11	Unless otherwise specified in this contract, if the liquidated damages under this contract are insufficient to compensate for the losses suffered by Party A and/or Party C, Party B shall also compensate.

● Article 18 Confidentiality

18.1	Without the prior written consent of Party A, Party B shall not publicly disclose or make pulibc to any third party in any form (including but not limited to oral or written form), leak any content of this contract and any information provided by Party A to Party B for the negotiation, conclusion, and performance of this contract (including but not limited to lease conditions and other sales financial information, major decisions, or sensitive trade secret information) (hereinafter referred to as “Confidential Information”), but the above confidentiality obligations do not apply to the following circumstances:

(1)	Party B provides such confidential information to relevant government departments in accordance with relevant laws and regulations;

(2)	The confidential information has become public information through means that have not violated any confidentiality obligations (including but not limited to confidentiality obligations under this contract); and

(3)	Party B provides confidential information to the lawyers, arbitrators, or judges hired by it for the purpose of taking legal action or pursuing breach of contract liability.

18.2	This confidentiality clause is permanently valid.

● Article 19 Applicable Law and Dispute Resolution

19.1	The understanding and interpretation of all contents of this contract, as well as the signing, performance, and resolution of all disputes arising from this contract, shall be governed by the laws of the People’s Republic of China (excluding Hong Kong, Macau, and Taiwan).

19.2	All disputes arising from this contract shall be first resolved through friendly consultation between the parties. If it cannot be resolved through friendly negotiation, either party may file a lawsuit with the people’s court with jurisdiction over the location of the house in accordance with the law.

● Article 20 Other Terms

20.1	Party A reserves the right to name the building, and Party A shall notify Party B at least three (3) months in advance Party A has the right to change the name of the building or the name and number of any part from time to time, without any compensation to Party B or any other person.

20.2	The public area of the building and the username signs of Party B outside the house shall be uniformly produced by Party C, and the cost shall be borne by Party B (but the cost of the first production of the username signs shall be borne by Party A). If Party B intends to design such user nameplates on its own, Party B shall obtain prior written consent from Party C regarding the design scheme, design samples, etc., and bear the relevant costs on its own. Party B shall not install, paste, hang, place, or display any visible user name tag (including but are not limited to illuminated signs, service signs, advertising signs, or promotional materials) visible from outside the house.

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20.3	If Party A sells the house or the house is disposed of due to the realization of the mortgage right, Party B voluntarily and unconditionally waives the right of first refusal to purchase the house, and Party A has the right to freely sell the house to any third party (hereinafter referred to as the “new owner”) without notifying Party B. If Party A sells the house to a new owner, Party A shall no longer be bound by this contract from the date of registration of the property rights change of the property. The new owner shall continue to enjoy and assume all rights and obligations of Party A under this contract, and Party A, Party B, Party C, and the new owner shall sign a replacement agreement, and Party B shall bear corresponding taxes and fees (including but not limited to stamp duty) in accordance with relevant laws and regulations. Party B promises to fully cooperate with Party A in handling the sales and handover procedures of the house. However, whether Party B cooperates with such handover or not, it shall not affect the new owner’s continued acquisition of Party A’s rights and obligations under this contract. Party B shall pay rent to the new owner in accordance with the written notice issued by Party A to Party B regarding the sale of the property and payment of rent to the new owner. Otherwise, Party B shall bear the liability for breach of contract under this contract.

20.4	Party C reserves the right to formulate and modify any management regulations deemed necessary for the operation and maintenance of the building. The management regulations shall come into effect upon written notice or announcement by Party C to Party B.

20.5	Unless Party A expressly waives the right to pursue Party B in writing, any action or inaction of Party A shall not constitute a waiver of Party A’s right to pursue Party B’s breach of contract, and Party A shall still have the right to exercise its rights and seek remedies from Party B in accordance with relevant laws and regulations and this contract.

20.6	If there is more than one Party B (whether natural or non natural person) under this contract, each lessee shall bear the obligations or liabilities of Party B under this contract, and each lessee shall be jointly and severally liable for the obligations and liabilities of other lessees.

20.7	If one or more provisions of this contract are deemed invalid, illegal, or unenforceable in accordance with relevant laws and regulations, (1) the remaining provisions of this contract shall remain valid and their legality, validity, and enforceability shall not be affected or impaired in any way; and (2) all parties shall immediately replace the invalid, illegal, or unenforceable provision with a valid, legal, and enforceable provision that best fits the intent of such invalid, illegal, or unenforceable provision.

20.8	All notices, documents, etc. issued under this contract shall be in writing and sent by registered mail, email, SMS or express delivery to the contact addresses or phone numbers of each contracting party as shown on the third page of this contract. Registered mail or express delivery shall be deemed delivered on the third (3) working day after delivery, and electronic mail or text messages shall be deemed delivered on the same day they are sent. If there is any change in the contact information of either party, that party shall promptly notify the other party in writing. Any losses suffered by one party due to their negligence in notifying the other party of changes in their contact information shall be borne by that party itself. From the payment date until the expiration date of the lease term or the early termination date, the address of the house shall also become the contact address of Party B.

20.9	This contract constitutes the entire agreement between Party A and Party B regarding the matters related to this contract, and supersedes all other oral and written agreements reached by the parties on or before the signing date regarding the lease of the property.

20.10	The rental registration fee shall be borne by Party B.

20.11	Party A and Party B shall each bear the legal expenses and expenses incurred by hiring lawyers for the negotiation and signing of this contract.

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20.12	This contract is an electronic contract, and all parties agree to use the SOHO China Electronic Signature Platform (website: https://es.sohochina.com ）This contract shall be signed by electronic signature, and shall come into effect from the date of affixing the electronic signature by all parties. After the contract takes effect, all parties may download and print this contract.

20.13	All parties agree that if Party B fails to fully pay the deposit and/or the first rent and its value-added tax and/or the first management fee and its value-added tax as stipulated in this contract, from day next to the date when Party B is required to fully pay the deposit and/or the first rent and its value-added tax and/or the first management fee and its value-added tax as stipulated in the contract, Party A has the right to terminate this contract at any time, rent the property to other potential tenants, and sign a lease agreement with them. At that time, Party A shall not be liable for any compensation or liability to Party B.

20.14	Party B shall, in accordance with relevant laws and regulations, handle the rental registration procedures and obtain the rental registration certificate from the local real estate management department where the house is located. Party A is responsible for providing necessary assistance as the lessor to Party B in handling the lease registration at their request. If the lease term expires and the lease has not been renewed, or if Party A unilaterally terminates this contract in advance, Party A has the right to unilaterally terminate the lease registration of the house from the date of lease expiration or early termination. Party B shall unconditionally cooperate and have no objection to the termination of the lease registration (if Party B fails or neglects to fulfill its cooperation obligations, resulting in the inability to terminate the relevant lease registration, Party B shall compensate Party A for all losses).

20.15	This contract is written in Chinese.

20.16	The headings in this contract are for reference only and have no legal binding force on the interpretation of this contract.

20.17	All attachments to this contract are an integral part of this contract and have the same legal effect as this contract.

20.18	If at any time during the lease term, Party A’s resolution (a certified copy of Party A’s relevant board of directors or shareholder resolution that is consistent with the original shall be deemed a valid proof) to renovate, sell, decorate, add, or rebuild the building or any part thereof (including but not limited to the house) Party A has the right to give Party B a written notice of six (6) months in advance to unilaterally terminate this contract in case of construction or demolition, without constituting a breach of contract. Either party’s right and remedy to pursue any breach of this contract by the other party prior to the expiration of the written notice shall not be affected by such early termination of this contract. Party B has no right to receive any rent reduction, penalty, compensation or take any other remedial measures for the early termination mentioned above.

20.19	All parties confirm and agree that they have obtained all necessary authorizations for the signing of this contract, and their authorized representatives authorized to sign this contract have obtained the necessary authorizations to sign this contract. Their signing of this contract does not violate laws and regulations or any agreements they have signed.

20.19	Party A is committed to promoting the concept of green leasing and has formulated a “Green Lease Advocacy Contract” (hereinafter referred to as the “Green Lease”) as a communication medium between Party A and its customers. Party A is dedicated to providing green leasing services to its customers and hopes to work together with its customers to create a high-quality building operation environment that is resource efficient, environmentally friendly, efficient, and green and healthy. Please refer to Annex 6 for details of the Green Lease.

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Attachment 1 Floor Plan

The floor plan of the house is only for easy identification purposes

Attachment 2: Details of the House

1.	The rental area of the house is 527.24 square meters (excluding parking spaces).

2.	All parties hereby clarify that under this contract, Party A has no obligation to provide Party B with any fixed parking space in the building for Party B to rent. If Party B wishes to rent a fixed parking space in the building, Party B shall submit a written lease application for the fixed parking space to Party A separately, and after obtaining Party A’s written consent, all parties shall sign a separate fixed parking space lease contract. The actual rights and obligations of all parties shall be subject to the fixed parking space lease contract.

3.	“Delivery Date” refers to September 15, 2023, and Party B agrees to complete the delivery procedures to Party C on the delivery date (marked by the signing of the “Owner/Tenant Unit Equipment Handover Form” by Party C and Party B, and the signing of the “Building Acceptance Confirmation Form” by Party B, with the reference format of the “Owner/Tenant Unit Equipment Handover Form” and “Building Acceptance Confirmation Form” detailed in Annex 4 of this contract), and pay all payable amounts and value-added tax in accordance with the provisions of this contract. If, due to reasons attributable to Party B, Party A actually delivers the house to Party B on the date of delivery

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If the delivery date is later than September 15, 2023, marked by the signing of the Owner/Tenant Unit Equipment Transfer Form by Party C and Party B, as well as the signing of the Building Acceptance Confirmation by Party B, the delivery date will still be September 15, 2023.

If Party A fails to deliver the house to Party B on the delivery date or other date agreed upon in writing by all parties, another date notified in writing by Party A or Party C shall prevail (in such case, the decoration period, the starting date of rent, and the lease term shall be correspondingly extended, and Party A and Party C shall not be obligated to compensate Party B in any form for such extension)

4.	“Decoration period” refers to a continuous period from the delivery date to November 14, 2023 (including the first and last two days).

During the decoration period, Party B is not required to pay rent or value-added tax, but shall pay management fees and value-added tax, as well as all other fees and value-added tax related to the rental of the property.

The rental starting date refers to the day after the end of the renovation period, which is November 15, 2023. Party B shall pay the rent and its value-added tax, management fee and its value-added tax, as well as all other fees and value-added tax related to the rental of the property from the date of rent calculation.

5.	The “lease term” refers to a continuous period from the delivery date to September 14, 2026 (hereinafter referred to as the “lease term expiration date”) or the early termination date (whichever is earlier).

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Annex 3 Rent, Other Expenses and Payment under this Contract

1.	Rent

1.1	Rent:

For the first lease year during the lease term (from September 15, 2023 to September 14, 2024)

(1) The daily rent is RMB 7.05 yuan/day/square meter, while the value-added tax is RMB 0.35 yuan/day/square meter; The monthly rent for (2) is RMB 113060.03 (hereinafter referred to as “RMB 113060.03”)” ● The monthly rent for the first leasing year is RMB 5653.00, while the value-added tax is RMB 5653.00;

For the second lease year during the lease term (from September 15, 2024 to September 14, 2025)

(1) The daily rent is RMB 7.05 yuan/day/square meter, while the value-added tax is RMB 0.35 yuan/day/square meter; And (2) the monthly rent is RMB 113060.03, while the value-added tax is RMB

5653.00 yuan;

For the third lease year during the lease term (from September 15, 2025 to September 14, 2026)

(1) The daily rent is RMB 7.05 yuan/day/square meter, while the value-added tax is RMB 0.35 yuan/day/square meter; And (2) the monthly rent is RMB 113060.03, while the value-added tax is RMB

5653.00 yuan;

To avoid any doubts:

During the lease term, the monthly rent shall be calculated based on the Gregorian calendar months.

The calculation formula for “monthly rent” is: monthly rent=daily rent x rental area x 365/12.

The calculation of rent for non full month periods is applicable to situations such as the calendar month where the delivery date is located, the calendar month where the lease term expires or is terminated early, and the calendar month where the rent is increased according to the contract.

The specific situations are as follows:

If the delivery date is not the first day of the corresponding calendar month and/or the expiration date or early termination date of the lease term is not the last day of the corresponding calendar month, the rent for the calendar month where the delivery date and/or the expiration date or early termination date of the lease term is located shall be calculated based on the actual number of days of the lease term in that calendar month.

If the rent is increased according to the provisions of this contract, and the day of rent increase is not the first day of the corresponding calendar month, the rent for the corresponding non full month period shall be calculated for the period before and after the rent increase, based on the rent for the calendar month in which the rent increases.

The calculation formula for rent during non full month periods is: daily rent x rental area x non full month days.

The rent under this contract does not include value-added tax, and Party B shall pay the value-added tax of the current rent to Party A at the same time as paying the current rent, with a value-added tax rate of 5%.

1.2	The rental payment method is specified in Article 5.5 of this contract.

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2.	Management and other expenses

2.1	“Management fee” refers to the fees payable by Party B for the management services provided by Party C.

The management fee standard during the lease period is RMB 28.30 per calendar month/square meter, and the value-added tax is RMB 1.70 per calendar month/square meter, with a value-added tax rate of 6%. For the avoidance of doubt, the management fee under this contract does not include value-added tax, and Party B shall pay the value-added tax of the current management fee at the same time as paying the current management fee.

To avoid any doubts:

During the lease term, management fees will be calculated based on the Gregorian calendar months.

The calculation formula for “monthly management fee” is: monthly management fee=monthly unit price x rental area.

If the first and/or last calendar month of the lease term is not a complete calendar month, the management fee for the corresponding calendar month shall be calculated based on the proportion of the actual number of days of the lease term in that calendar month to the total number of days in that calendar month.

The calculation formula for “non full month period management fee” is: Non full month period management fee=(actual lease days of the month)

/The number of days in the Gregorian calendar month multiplied by the monthly management fee.

2.2	“Normal air conditioning supply time” refers to Monday to Friday: 8:30 to 18:30.

Saturday and Sunday: Air conditioning supply will be suspended from 0:00 to 24:00 throughout the day. Legal holidays: Air conditioning supply will be suspended from 0:00 to 24:00 throughout the day.

The charging standard for normal air conditioning supply time shall be separately formulated in writing by Party C.

2.3	“Additional air conditioning fees” refer to the fees that Party B shall pay to Party C for the air conditioning services (hereinafter referred to as “additional air conditioning services”) it receives outside of normal air conditioning supply hours. If Party B needs Party C to provide additional air conditioning services, Party B shall submit a written application and obtain Party C’s prior written consent, and the charging standards for additional air conditioning fees shall be separately formulated in writing by Party C.

3.	“Deposit” refers to the deposit that should be paid by Party B to Party A and Party C to ensure that Party B fully and completely fulfills its obligations under this contract. The deposit amount is the sum of three (3) months of monthly rent and value-added tax plus three (3) months of management fees and value-added tax. Party B shall pay the rental deposit (RMB 356139.09) for the first leasing year to Party A in accordance with the method stipulated in Article 6.1 of this contract, and pay the management fee deposit (RMB 47451.60 yuan) for the first leasing year to Party C.

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4.	“The initial rent and its value-added tax” refers to the amount (totaling RMB 118713.03) that Party B shall pay to Party A in advance on the signing date, which is equivalent to the sum of the monthly rent and its value-added tax for the first lease year.

“The first phase management fee and its value-added tax” refers to the management fee and value-added tax for a Gregorian calendar month (totaling RMB 15817.20) that Party B should pay in advance to Party C on the signing date..

The calculation formula for the initial management fee and its value-added tax is: RMB 30.00/calendar month/square meter x rental area.

5.	“Party A’s account” refers to the following bank account designated by Party A for collecting the first installment rent, rental deposit, and other fees that Party A is entitled to collect under this contract, as well as value-added tax:

Account Name: Shanghai Changkun Real Estate Development Co., Ltd

Opening Bank: Agricultural Bank of China Limited

Shanghai Lujiabang Road Branch

RMB Account Number: 0333510040025769

6.	“Party C’s account” refers to the following bank account designated by Party C for collecting the first phase management fee and its value-added tax, management fee deposit, additional air conditioning fees, maintenance fees, and other fees that Party C is entitled to collect and their value-added tax under this contract:

Account Name: Beijing Sohou Property

Management Co., Ltd. Shanghai No.9 Branch

Opening Bank: China Construction Bank

Shanghai Anshun Road Branch

RMB account number: 3105017442000000626

7.	During the lease term, if the country adjusts the value-added tax rate, the value-added tax paid and settled by Party B shall be adjusted accordingly based on the actual tax rate.

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Attachment 4 “Owner/Tenant Unit Equipment Handover

Form” and “Building Acceptance Confirmation Letter”

Owner/Tenant Unit Equipment Handover Form

Company Name: _________________________________________

Floor/Unit: _____________________________________________

Electricity Meter Number: __________________________________

Numerical reading: _____ Key Handover _____ Water Meter Number:

Numerical reading: _____

★ Unit

Number	Name	Brand	Delivery acceptance checking quantity	Returning acceptance checking quantity	Remarks
one
two
three
four
five
six
seven
eight
Acceptance confirmation by the Engineering Department
Acceptance confirmation by the owner/tenant representative
Confirmation and seal of the owner/tenant unit
Date
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Building Acceptance Confirmation Letter

Welcome homeowners/tenants to enter this building!

Owner/Tenant Name: Building/Floor/Unit:

This is to certify that the above-mentioned unit has been accepted from today on. Please refer to the “Unit Equipment Handover Form” for the acceptance and repair items.

Our company understands that if any other damage is found to the unit, we will notify the management center in writing, and any damage after receiving the key will be borne by the owner/tenant.

1. _________The reading of meter number ① in this unit is:; The reading of meter number ② is ______________; The reading of meter number ③ is ______________; The reading of meter number ④ is ______________; The reading of meter number ⑤ is ______________; The reading of meter number ⑥ is ______________; The reading of meter number ⑦ is ______________ The reading of meter ⑧ is ______________:; The reading of the meter number ⑨ is: ______________; The reading of meter number ⑩ is ______________:; The reading of the meter number xx is: ______________; The reading of meter number xx is ______________:; The reading of the meter number xx is: ______________;

The reading of the water meters is ______, the reading of the gas meters is , and the future energy consumption will be borne by the owner/tenant.

2. A total of ___ keys have been received, details:;

Any damage found to this unit thereafter shall be the responsibility of the owner/tenant.

3. We have received one set of “Tenant Handbook”, one set of “Decoration Handbook” (including secondary decoration management regulations), and one set of “Handover Materials”.

4. Other: _____________________________________________________________

____________________________________________________________________

Company

Name/Name:

Official

Seal/Signature:

Date: _____________

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Attachment 5 Customer Deduction Authorization Letter	Number:

To: Shanghai Changkun Real Estate Development Co., Ltd. and Beijing Souhou Property Management Co., Ltd. Shanghai Ninth Branch (hereinafter referred to as “Party A”) and (hereinafter referred to as “Settlement Bank”).

Shanghai Shangyang Supply Chain Management Co., Ltd. (hereinafter referred to as the “Tenant”) has signed a “Gubei SOHO House Leasing Contract” (hereinafter referred to as the “Related Contract”) with Party A regarding the lease of Room 2701, Gubei SOHO, located at No. 188 Hongbaoshi Road, Hongqiao Road Subdistrict, Changning District, Shanghai. The tenant hereby authorizes the settlement bank to deduct the payable amount (including but not limited to rent, property management fees, and late fees) under the relevant contract from the tenant’s designated account in accordance with the instructions of Party A or Beijing Souhou Real Estate Co., Ltd. In order to carry out the above-mentioned deduction and protect the rights and interests of Party A, the tenant hereby makes the following unconditional and irrevocable authorization and commitment:

1.	The tenant hereby designates the following account as the account for deducting the payable amount under the relevant contract (hereinafter referred to as the “Designated Account”):

Account Name:

Account Number:

Opening Bank:

2.	The tenant agrees to open relevant withholding and settlement channels for the settlement behavior of Party A, and the settlement bank shall actively deduct the payable amount under the relevant contract from the designated account according to Party A’s instructions. The settlement bank does not need to obtain the tenant’s prior consent or notify the tenant in advance for such deduction. For any matters related to the deduction of payable amounts under the relevant contract, the tenant will resolve them with Party A on their own and have no relation to the settlement bank.

3.	The tenant undertakes to maintain the designated account in a normal state, and assumes any legal responsibility for any reason (including but not limited to insufficient balance in the designated account, being sealed or frozen, or reporting loss and stopping payment) that may result in the settlement bank being unable to make timely and full deductions.

4.	The tenant authorizes the settlement bank to send a reminder message to the tenant regarding the payment of the payable amount under the relevant contract. The person responsible for receiving such reminder messages from the tenant is (their mobile phone number is:). To avoid ambiguity, the settlement bank and Party A have no obligation to send any reminder messages to tenants regarding the payment of payable amounts under the relevant contract.

5.	The settlement bank shall not be held responsible for unsuccessful deductions due to force majeure or other non bank reasons.

6.	This authorization letter is made in duplicate and shall remain valid from the date of signature by the tenant until Party A notifies the settlement bank in writing to terminate this authorization letter. Without the written consent of Party A or Beijing Souhou Real Estate Co., Ltd. and written notice to the settlement bank, this authorization letter shall not be revoked, terminated or altered in any way.

7.	This authorization letter is subject to the laws of the People’s Republic of China. All disputes related to this authorization letter shall be under the jurisdiction of the people’s court where the settlement bank is located.

Seal reserved by the unit:	Official seal of the unit:
Contact person:	Contact phone number:
Date:

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Attachment 6 Green Lease Advocacy Contract

In order to effectively support the achievement of the national “dual carbon” strategic development goals and strictly practice the development concept of “green, low-carbon, and sustainable operation”, our company is committed to leading and promoting the concept of green leasing. We are dedicated to providing customers with green leasing services and look forward to working together with our customers to create a high-quality building operation environment that is resource efficient, environmentally friendly, circular, efficient, and green and healthy. Our company advocates that your company abide by the following green leasing terms after joining, and we will also provide the following green leasing services.

1. Green lease terms

1.	Green decoration:

1.1 Decoration materials: Priority should be given to selecting decoration raw materials or products with environmental protection labels.

1.2 Water saving equipment: Priority should be given to selecting sanitary appliances with higher water efficiency levels according to current national standards, including toilets, urinals, faucets, shower heads, etc.

1.3 Kitchen equipment: Kitchen appliances such as stoves, exhaust fans, refrigerators, dishwashers, etc. comply with the national environmental protection level 1 standard.

1.4 Lighting equipment: Install energy-saving lighting equipment and light sources that meet the energy-saving evaluation indicators of current national standards.

2.	Green office:

2.1 Garbage classification: Committed to supporting garbage classification and actively participating in activities to promote the development of circular economy. According to the national or local garbage classification and collection standards, and in accordance with the garbage management requirements of the building property management unit, carry out garbage classification, collection, and disposal.

2.2 Garbage collection and disposal: Decoration waste must be collected separately and disposed of at the designated garbage collection point in the building or directly cleared by a dedicated vehicle.

2.3 Habits of office equipment usage: Enable power-saving functions on office equipment and ensure timely shutdown when not using computers, chargers, etc.

2.4 Lighting equipment usage habits: When there is sufficient light in offices, corridors, conference rooms, etc., try to turn off the lighting power or reduce the number of lighting sources as much as possible, so that people can walk and the lights are turned off. Procedures can be introduced to ensure that the place and equipment are turned off.

2.5 Selection of cleaning products: Customers should pay attention to the health of cleaning personnel and reduce the negative impact of daily cleaning work on the environment. It is recommended to use cleaning products with green environmental protection labels or sustainability (non disposable) for daily cleaning.

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3	green Green activities and feedback:

3.1 Actively participate in green leasing and environmental protection activities organized by building organizations, and jointly promote the dissemination of green leasing and environmental protection concepts with SOHO China.

3.2 You can provide feedback or suggestions on green leasing through the Green Rental Service Hotline of SOHO China: 400-815-9888.

2. Green leasing services

1. Organize green leasing and environmental protection promotion activities, aiming to effectively promote the concept of “green, low-carbon, and sustainable operation”, and better coordinate the implementation of green leasing terms.

2. After signing the lease contract, assist clients in interpreting the Green Lease Terms and Green Decoration Guidelines, and support clients in practicing green decoration.

3. Provide energy consumption data analysis services to customers, based on the energy consumption data of the client, provide performance first energy-saving optimization suggestions, and strive to achieve reasonable energy conservation results.

4. A dedicated garbage classification area is set up in the building to provide convenient services for customer garbage classification collection and treatment.

5. Daily disinfection and sterilization adopts low pollution environmental sanitation measures and environmentally friendly and low pollution materials, and uses intelligent and efficient cleaning equipment to save water resources.

6. The public restroom adopts water-saving equipment such as low flow urinals and low flow sensing faucets, and energy-saving lamps and light sources are used for lighting in public areas.

7. Regularly communicate with tenants through questionnaire surveys, tenant communication meetings, and other means, discuss relevant action plans, and respond to tenant feedback.

8. Establish a Green Rental Property Management Committee, responsible for promoting and promoting the concept of green leasing, implementing and optimizing green leases, continuously improving the environment, and reducing energy consumption.

3. Green leasing promotion:

After passing the grade evaluation according to the green lease terms, the customer will be given the honorary title of “Green Lease Star”, and will be promoted and publicized through the bulletin board and official account in the building.

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(This page is for signature and has no main text)

Party A: Shanghai Changkun Real Estate Development Co., Ltd. (seal)

Party B: Shanghai Zhangyang Supply Chain Management Co., Ltd. (seal)

Party C: Beijing Souhou Property Management Co., Ltd. Shanghai No.9 Branch (seal)

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Supplementary Agreement to the

Gubei SOHO House Leasing Contract

This Supplementary Agreement to the Gubei SOHO House Leasing Contract (hereinafter referred to as the “Supplementary Agreement”) is signed by the following parties on the date of electronic signature (hereinafter referred to as the “Signing Date”):

Party A (lessor): Shanghai Changkun Real Estate Development Co., Ltd

Legal representative: Shiyi Pan

Registered address：Room 504, Building 8, No.33, Guangshun Road, Changning District, Shanghai

Contact address:32 F, Building C, Bund SOHO, No.88, Zhongshan East Second Road, Huangpu District, Shanghai

Contact person: Hongyan Pan

Phone:15618751060

E-mail: panhongyan@sohochina.com

Party B (lessee)： Shanghai Zhengyang Supply Chain Management Co., LTD

Legal representative: Yin Zhang

Registered address：No.629, Chang Middle Road, Fengxian District, Shanghai

Contact address:Room 2701, No.188, Ruby Road, Changning District, Shanghai

Contact person: Yin Zhang

Phone:13962111017

E-mail: 484262506@qq.com

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Party C (Property Management Company): Beijing Sohou Property Management Co., LTD., Shanghai No.9 Branch

Legal representative: Jin Xu

Registered address：Room 504, Building 8, No.33, Guangshun Road, Changning District, Shanghai

Contact address:188, Hongbaoshi Road, Changning District, Shanghai

Contact person: Customer Service Department

Phone:021-31765888

E-mail:

（In this supplementary agreement, Party A, Party B, and Party C are individually referred to as a “Party” and collectively referred to as “Parties”.）

Whereas:

1.According to the “Gubei SOHO House Leasing Contract” signed by all parties with contract number 23080024__(hereinafter referred to as the “Lease Contract”), Party B leases the property owned by Party A located in Room 2701, Gubei Soho, Changning District, Shanghai_ (hereinafter referred to as “the house”) .

2. Upon the application of Party B and mutual agreement among all parties, the relevant content of the lease term under the lease contract is now adjusted.

Therefore, both parties have reached a supplementary agreement to jointly abide by and implement:

1.Unless otherwise defined in this supplementary agreement, all terms and expressions defined in the lease contract shall have the same meaning when used in this supplementary agreement.

2. According to Annex 2 of the original contract

“The delivery date is on September 15, 2023.

The decoration period shall be a continuous period from the delivery date to November 14,2023 (including the first and last days);

The rent shall begin to be calculated on the next day after the end of the decoration period, that is, November 15,2023;

2

The lease term shall be a continuous period from the delivery date to September 14,2026 or on the early termination date (whichever is the earlier).”

This clause is not adjusted to

“Delivery date is September 7,2023;

The decoration period is a continuous period from the delivery date to November 6,2023 (including the first and last days);

The rent shall begin to be calculated on the next day after the end of the decoration period, that is, November 7,2023;

The lease term shall be a continuous period from the delivery date to September 6,2026 or on the early termination date (whichever is the earlier).”

3.If there are any clauses related to the lease term mentioned above in the original contract, according to the date specified in Article 1 of this supplementary agreement, adjustments will also be made accordingly, and this supplementary agreement will not be repeated.

4.For the avoidance of doubt: In addition to the provisions in this supplementary agreement, Party B shall still make timely payments for the current period in accordance with the lease contract, including rent and its value-added tax, management fees and their value-added tax, and other expenses and their value-added tax.

5.Party B confirms that there are no disputes or pending matters with Party A and/or the management company regarding all matters related to the lease contract (including but not limited to the signing, performance, and modification of the lease contract) from the date of signing; Party B shall fully fulfill its obligations under the lease contract (including but not limited to payment obligations), and shall not refuse, delay or demand any form of compensation from Party A due to any circumstances (including but not limited to force majeure) from the date of signing.

6. Except for the changes to the lease contract mentioned in this supplementary agreement, all other terms and provisions in the lease agreement shall remain unchanged and remain valid throughout the validity period of the lease contract. In case of any conflict between this supplementary agreement and the lease contract, this supplementary agreement shall prevail.

7. This supplementary agreement is an electronic contract, and all parties agree to sign it electronically through the SOHO China Electronic Signature Platform (website: https://es. sohochina. com). This supplementary agreement shall come into effect from the date when all parties affix their electronic signatures. After this supplementary agreement takes effect, all parties can download and print this supplementary agreement.

(Remainder of this page intentionally left blank)

Party A: (Seal) Shanghai Changkun Real Estate Development Co., Ltd.

Party B: (Seal) Shanghai Zhangyang Supply Chain Management Co., Ltd.

Party C: (Seal) Beijing Sohou Property Management Co., LTD., Shanghai No.9 Branch

3